Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements of Sonus Networks, Inc. and subsidiaries (“the Company”), and the effectiveness of the Company’s internal control over financial reporting dated February 27, 2017, appearing in the Annual Report on Form 10-K of Sonus Networks, Inc. for the year ended December 31, 2016.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

October 30, 2017